Exhibit 99.1
FORM OF REVOCABLE PROXY
THE SOUTH FINANCIAL GROUP, INC.
SPECIAL MEETING OF SHAREHOLDERS
     ●     ,      ●
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned shareholder of The South Financial Group, Inc. (“TSFG”) hereby revoking all previous proxies, hereby appoints William P. Crawford, Jr. and H. Lynn Harton and each of them, the attorneys of the undersigned, with power of substitution, to vote all stock of The South Financial Group, Inc. standing in the name of the undersigned upon all matters at TSFG’s Special Meeting to be held at      ●      on      ●           ●     , 2010 at      ●      and at any adjournments thereof, with all powers the undersigned would possess if personally present, and without limiting the general authorization and power hereby given, directs said attorneys or either of them to cast the undersigned’s vote as specified in this instruction card.
This proxy is solicited on behalf of the Board of Directors of The South Financial Group, Inc. If not
otherwise specified, this proxy will be voted for approval of Proposals 1 and 2.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE
VIA THE INTERNET OR BY TELEPHONE.
(Continued, and to be marked, dated and signed, on the other side)
FOLD AND DETACH HERE
THE SOUTH FINANCIAL GROUP, INC. — SPECIAL MEETING,      ●     , 2010
YOUR VOTE IS IMPORTANT!
Proxy Materials are available on-line at:
www.thesouthgroup.com/proxy
You can vote in one of three ways:
1. Call toll free 1-866-855-9697 on a Touch-Tone Phone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.
or
2. Via the Internet at https://www.proxyvotenow.com/tsfg and follow the instructions.
or
3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Please mark votes as indicated in this example ☒
REVOCABLE PROXY
The South Financial Group, Inc.
Special Meeting of Shareholders
     ●     , 2010
1.
Proposal to approve the Agreement and Plan of Merger, dated as of May 16, 2010, among The South Financial Group, Inc. (“TSFG”), The Toronto-Dominion Bank (“TD”) and Hunt Merger Sub, Inc., pursuant to which Hunt Merger Sub, Inc. will merge with and into The South Financial Group, Inc., whereupon the separate corporate existence of Hunt Merger Sub, Inc. will cease and TSFG will survive as a subsidiary of TD.

For	Against	Abstain

☐	☐	☐
2.
Proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies if (1) there are insufficient votes at the time of the special meeting to adopt Proposal No. 1 or (2) a quorum is not present at the time of the special meeting.

For	Against	Abstain

☐	☐	☐
This proxy is solicited on behalf of the Board of Directors of The South Financial Group, Inc. If not otherwise specified, this proxy will be voted as the Board of Directors recommends.
YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

Mark here if you plan to attend the meeting	☐

Mark here for address change and note change	☐
Please sign this instruction card as your name or names appear hereon. If stock is held jointly, signatures should appear for both names. When signing as attorney, administrator, trustee, guardian or agent, please indicate the capacity in which you are acting. If stock is held by a corporation, please sign in full corporate name by authorized officer and give title of office. If shares are held jointly, each holder should sign.
Please be sure to date and sign
this instruction card in the box below.

Date

Sign above
IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR
INTERNET, PLEASE READ THE INSTRUCTIONS BELOW
FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL
PROXY VOTING INSTRUCTIONS
Shareholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to      ●     ,      ●     . It is not necessary to return this proxy if you vote by telephone or Internet.
Vote by Telephone
Call Toll-Free on a Touch-Tone Phone anytime prior to
     ●     ,      ●     , 2010.
1-866-855-9697
Vote by Internet
anytime prior to
     ●     ,      ●     , 2010: go to
https://www.proxyvotenow.com/tsfg
     Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.
ON-LINE PROXY MATERIALS: Access at www.thesouthgroup.com/proxy
Your vote is important!